EXHIBIT 10.1

FIRST AMENDMENT TO REVOLVING CREDIT AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO REVOLVING CREDIT AND SECURITY AGREEMENT (this “Amendment”), dated as of July 13, 2011, is entered into by and among, IMAGE ENTERTAINMENT, INC., a Delaware corporation (“Image”), IMAGE/MADACY HOME ENTERTAINMENT, LLC, a California limited liability company (“IMHE”) (Image and IMHE, each a “Borrower”, and collectively “Borrowers”), the Lenders signatory hereto and PNC BANK, NATIONAL ASSOCIATION (“PNC”), in its capacity as administrative and collateral agent on behalf and for the benefit of itself and the Lenders (PNC, in such capacity, the “Agent”).  Terms used herein without definition shall have the meanings ascribed to them in the Credit Agreement defined below.

RECITALS

A.           The Lenders, Agent and Borrowers have previously entered into that Revolving Credit and Security Agreement dated as of June 23, 2011 (as amended, modified and supplemented from time to time, the “Credit Agreement”), pursuant to which the Lenders have made certain loans and financial accommodations available to Borrowers.

B.            The Lenders, Agent and Borrowers now wish to amend the Credit Agreement on the terms and conditions set forth herein.

C.            Borrowers are entering into this Amendment with the understanding and agreement that, except as specifically provided herein, none of Agent’s or any Lender’s rights or remedies as set forth in the Credit Agreement or any Other Document is being waived or modified by the terms of this Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.           Amendments to Credit Agreement.

(a)           Section 1.2 of the Credit Agreement is hereby amended as follows:

(i)             The definition of the term “Maximum Sponsor SBLC Amount” is hereby amended and restated to read in its entirety as follows:

“Maximum Sponsor SBLC Amount” means, with respect to any and all outstanding Sponsor Standby Letters of Credit, the aggregate amount of such standby letters of credit that is then available to be drawn; provided that as to any outstanding Sponsor Standby Letter of Credit, from and after the 45th day prior to the expiration date of such Sponsor Standby Letter of Credit (as any such expiration date may be extended subject to the prior written consent of Agent), the amount of such Sponsor Standby Letter of Credit for purposes of this definition shall be $-0-.

(ii)            The following new definition of “First Amendment” is inserted in proper alphabetical order into Section 1.2 of the Credit Agreement:

“First Amendment” means that First Amendment to Revolving Credit and Security Agreement dated as of July 13, 2011, amending this Agreement, among Borrowers, the Lenders and Agent.

(iii)           The following new definition of “Sponsor Transaction Costs” is inserted in proper alphabetical order into Section 1.2 of the Credit Agreement:

“Sponsor Transaction Costs” means the out-of-pocket costs and expenses (including attorneys’ fees and other costs and expenses payable to Latham & Watkins LLP, as special counsel to Sponsor and its Affiliates, and letter of credit issuance fees payable to the issuing bank), in each case to the extent incurred by Sponsor and its Affiliates, including the Sponsor Guarantors and Sponsor GP, in connection with (a) the negotiation and execution of the Sponsor Guaranty and any related supporting documentation delivered on or concurrent with the Closing Date and (b) the negotiation and issuance of the Sponsor Standby Letter of Credit pursuant to the condition subsequent of Section 8.3(b) of the Credit Agreement.

(iv)           The following new definition of “Sponsor Transaction Fees” is inserted in proper alphabetical order into Section 1.2 of the Credit Agreement:

“Sponsor Transaction Fees” means any fees (other than Sponsor Transaction Costs) payable by Borrower to Sponsor or any of its Affiliates, including the Sponsor Guarantors and Sponsor GP, in connection with (a) the negotiation and execution of the Sponsor Guaranty and any related supporting documentation delivered on or concurrent with the Closing Date and/or (b) the negotiation and issuance of the Sponsor Standby Letter of Credit pursuant to the condition subsequent of Section 8.3(b) of the Credit Agreement.

(b)           Section 7.7 of the Credit Agreement is hereby amended by deleting the parenthetical in the second and third lines thereof and replacing it with the following:

(other than dividends or distributions payable in its stock or split-ups or reclassifications of its stock, but otherwise including any Sponsor Transfer Fees paid in the form of the issuance of shares of Equity Interest in Image to the extent approved by Agent in its sole discretion prior to  issuance pursuant to clause (c) of Section 7.10 hereof)

(c)           Section 7.10 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

7.10          Transactions with Affiliates.  Directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise enter into any transaction or deal with, any Affiliate, except transactions disclosed to the Agent, which are in the Ordinary Course of Business, on an arm’s-length basis on terms and conditions no less favorable than terms and conditions which would have been obtainable from a Person other than an Affiliate; except, so long as after giving effect to any such payments there shall not exist any Event of Default or Default, (a) Borrowers may pay to  Sponsor a management fee of $300,000, payable in a single installment due on December 31, 2011, (b) Borrowers may reimburse Sponsor and its Affiliates, including the Sponsor Guarantors and Sponsor GP, in cash for all reasonable Sponsor Transaction Costs, to the extent approved by Agent in its reasonable discretion prior to being charged to Borrowers, and (c) Borrowers may pay Sponsor Transaction Fees to the extent, in the form and manner and at the times approved by Agent in its sole discretion prior to being charged to Borrowers.

(d)           Section 8.3(b) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

(b)           on or prior to July 15, 2011, Borrowers shall have delivered to Agent the Sponsor Standby Letter of Credit with a face amount equal to at least $3,000,000.

2.           Effectiveness of this Amendment.  This Amendment shall become effective upon the satisfaction of each of the following conditions:

(a)           Amendment.  Receipt by Agent of this Amendment, fully executed in a sufficient number of counterparts for distribution to all parties.

(b)           Accommodation Fee.  Receipt by Agent, for the account of PNC as the sole Lender, of an accommodation Fee equal to $10,000.

(c)           Representations and Warranties.  The representations and warranties set forth in Section 3 hereof shall be true and correct.

(d)           Other Required Documentation.  All other documents and legal matters in connection with the transactions contemplated by this Amendment shall have been delivered or executed or recorded, as required by Agent.

3.           Representations and Warranties.  Borrower represents and warrants as follows:

(a)           Authority.  Each Borrower has the full power, authority and legal right to enter into this Amendment and the Other Documents (as amended or modified hereby) and to perform all of its respective obligations hereunder and thereunder.  The execution, delivery and performance of this Amendment by each Borrower:  (i) have been duly authorized by all necessary corporate or limited liability company action, as applicable; (ii) are not in contravention of law or the terms of such Borrower’s by-laws, certificate of incorporation, operating agreement, articles of organization or other applicable documents relating to such Borrower’s formation or to the conduct of such Borrower’s business or of any material agreement or undertaking to which such Borrower is a party or by which such Borrower is bound; (iii) will not conflict with or violate any law or regulation, or any judgment, order or decree of any Governmental Body; and (iv) will not require the Consent of any Governmental Body or any other Person.

(b)           Enforceability.  This Amendment has been duly executed and delivered by each Borrower and no other corporate or limited liability company proceedings are necessary to consummate such transactions.  This Amendment (as amended or modified hereby) and each Other Document is the legal, valid and binding obligation of each Borrower, enforceable against each Borrower in accordance with its terms, and is in full force and effect, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally.

(c)           Representations and Warranties.  The representations and warranties made by any Borrower in or pursuant to this Amendment, each Other Document and any related agreements to which it is a party, and each of the representations and warranties contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Amendment, the Other Documents or any related agreement shall be true and correct in all material respects on and as of such date as if made on and as of such date, unless made specifically as of an earlier date, in which case they shall be true and correct in all material respects as of such earlier date.

(d)           No Default.  No event has occurred and is continuing that constitutes a Default or an Event of Default.

4.           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York applied to contracts to be performed wholly within the State of New York, without regard to principals of conflicts of law other than New York General Obligations Law 5-1401 and 5-1402.

5.           Counterparts; Facsimile Signatures.  This Amendment may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement.  Any signature delivered by a party by facsimile or other similar form of electronic transmission shall be deemed to be an original signature hereto.

6.           Reference to and Effect on the Other Documents.

(a)           Upon and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Other Documents to “the Credit Agreement”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified and amended hereby.

(b)           Except as specifically amended above, the Credit Agreement and all Other Documents, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed and shall constitute the legal, valid, binding and enforceable obligations of Borrower to Agent and the Lenders.

(c)           The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Agent and/or the Lenders under any of the Other Documents, nor constitute a waiver of any provision of any of the Other Documents.

(d)           To the extent that any terms and conditions in any of the Other Documents shall contradict or be in conflict with any terms or conditions of the Credit Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Credit Agreement as modified or amended hereby.

7.           Integration.  This Amendment, together with the Other Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

8.           Severability.  If any part of this Amendment is contrary to, prohibited by, or deemed invalid under Applicable Laws, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

[signature pages follow]

IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

IMAGE ENTERTAINMENT, INC.,

By:	/s/ John Avagliano
Name:	John Avagliano
Title:	COO/CFO

IMAGE/MADACY HOME ENTERTAINMENT, LLC,

By:	/s/ John Avagliano
Name:	John Avagliano
Title:	COO/CFO

(First Amendment)

PNC BANK, NATIONAL ASSOCIATION,
as Agent and as a Lender

By:	/s/ Steve C. Roberts
Name:	Steve C. Roberts
Title:	Vice President

(First Amendment)